UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2010
INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 924-5100
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02 (b) - As previously disclosed by Investors Bancorp, Inc. (the “Company”) in its Proxy Statement dated September 17, 2010 and filed with the Securities and Exchange Commission on September 23, 2010, Joseph H. Shepard III and Rose Sigler, members of the board of directors of Investors Bancorp, Inc. and Investors Savings Bank since 1988 and 1999, respectively, retired effective October 26, 2010. Each of the Boards of Directors of Investors Bancorp, Inc. and Investors Savings Bank boards was reduced to eight members.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On October 26, 2010, Investors Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders.
The following proposals were submitted by the Board of Directors to a vote of security holders and the final result of the voting on each proposal is noted below.
Proposal 1: Election of Directors.

Directors	Votes For	Votes Withold	Broker Non Votes

Terms Expiring at the 2012 Meeting:
Robert M. Cashill	102,864,003	1,049,075	5,971,182
Brian D. Dittenhafer	102,964,288	948,790	5,971,182
Terms Expiring at the 2013 Meeting:
Vincent D. Manahan, III	103,305,464	607,614	5,971,182
James H. Ward, III	103,093,774	819,304	5,971,182
Proposal 2: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010.

Votes For	Against	Abstain	Broker Non Votes

109,336,149	427,174	120,937	0

Item 9.01	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not Applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: October 27, 2010	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and Chief Financial Officer